Exhibit 10.2

Execution Version

    PLEDGE AGREEMENT
dated as of September 1, 2023
of
OPAL FUELS PARENT HOLDCO 3 LLC
in favor of
BANK OF AMERICA, N.A., as Collateral Agent

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TABLE OF CONTENTS

    i    [Pledge Agreement]

Section 7.8. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process	19
Section 7.9. Final Agreement	19
Section 7.10. Counterparts; Facsimile	19
Section 7.11. Acceptance by the Collateral Agent; Miscellaneous	19

Schedules
Schedule 1    Address for Notices and Jurisdiction of Organization
Schedule 2    Scheduled Collateral
Schedule 3    Perfection Matters

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PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (this “Agreement”) is made as of September 1, 2023, by OPAL Fuels Parent HoldCo 3 LLC, a Delaware limited liability company (together with any successor or permitted assignee pursuant to Section 7.7, “Pledgor”), in favor of Bank of America, N.A., as collateral agent under the Credit Agreement (the “Collateral Agent”).
RECITALS
A.    Pledgor directly owns 100.0% of the ownership interests of Borrower.
B.    Borrower, the subsidiary guarantors party thereto, Bank of America, N.A. as administrative agent, the Collateral Agent, certain LC Issuers (collectively, the “LC Issuers”) and certain lenders (collectively, the “Lenders”) are parties to the Credit and Guarantee Agreement of even date herewith (as from time to time supplemented, amended, restated, or otherwise modified, the “Credit Agreement”).
C.    Pursuant to the Credit Agreement, the Lenders and the LC Issuers have agreed to make loans and extend credit to Borrower and pursuant to Swaps certain Lenders or their Affiliates may enter into other transactions with the Restricted Persons.
D.    In order to induce the Secured Parties to make such loans and to enter into the Swaps, Pledgor has agreed to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral.
E.    Pledgor will derive substantial benefit from the making of the extensions of credit under the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which the parties acknowledge, Pledgor and the Collateral Agent hereby agree as follows:
ARTICLE I

Definitions and References
Section 1.1.    Definitions in Credit Agreement. Capitalized terms used herein and not otherwise defined have the respective meanings specified in the Credit Agreement.
Section 1.2.    Definitions in the UCC, etc. Unless otherwise defined herein, the following terms have the meanings specified in the UCC:
(a)    Certificated Security.
(b)    Document.
(c)    General Intangible.
(d)    Instrument.
(e)    Investment Property.
(f)    Proceeds.
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(g)    Securities Account.
(h)    Security.
(i)    Security Entitlement.
(j)    Supporting Obligations.
Other terms used in this Agreement that are defined in the UCC and not otherwise defined herein or in the Credit Agreement have the meanings specified in the UCC, unless the context otherwise requires.
Section 1.3.    Definitions in this Agreement. The following terms have the following meanings:
“Borrower” means OPAL Fuels Intermediate HoldCo LLC.
“Collateral” means all property described in Section 2.1 in which Pledgor has any right, title or interest.
“Collateral Agent” has the meaning specified in the preamble.
“Credit Agreement” has the meaning specified in Recital B.
“Equity” in any Person means any share of capital stock issued by such Person, any general or limited partnership interest, profits interest, capital interest, membership interest, or other equity interest in such Person, any option, warrant or any other right to acquire any share of capital stock or any partnership, profits, capital, membership or other equity interest in such Person, and any other voting security issued by such Person.
“Lenders” has the meaning specified in Recital B.
“Pledged Equity” means all Investment Property and General Intangibles of Pledgor constituting Equity in Borrower.
“Pledgor” has the meaning given such term in the preamble.
“Securities Act” means the Securities Act of 1933.
“UCC” means the Uniform Commercial Code in effect in the State of New York from time to time; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
Section 1.4.    Rules of Construction; References and Titles. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

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(a)    Any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).
(b)    Unless otherwise specified, any reference herein to any Person shall be construed to include such Person’s successors and assigns.
(c)    The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.
(d)    All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
(e)    Any reference to any Law herein shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time.
(f)    The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(g)    Except as specified otherwise, references to any document, instrument, or agreement shall include:
(i)    all exhibits, schedules, and other attachments thereto; and
(ii)    all documents, instruments, or agreements issued or executed in replacement thereof.
(h)    A title appearing at the beginning of any subdivision is for convenience only, does not constitute any part of such subdivision and shall be disregarded in construing the language contained in such subdivision.
(i)    The phrases “this Section” and “this subsection” and similar phrases refer only to the section or subsection hereof in which such phrases occur.
(j)    The word “or” is not exclusive, and the word “including” (in all of its grammatical variations) means “including without limitation”.
ARTICLE II

Pledge
Section 2.1.    Grant of Pledge. As collateral security for the payment and performance of all Secured Obligations, Pledgor pledges, collaterally assigns and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all right, title and interest of Pledgor in and to all of the following property, whether now owned or existing or hereafter acquired or arising, regardless of where located and howsoever Pledgor’s interests therein arise, whether by ownership, security interest, claim or otherwise:
(a)    the Pledged Equity, including as listed on Schedule 2, whether constituting General Intangibles or Investment Property, as supplemented from time to time, and any other Equity of Borrower obtained in the future by Pledgor (whether or not listed on Schedule 2);

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(b)    the certificates representing the Equity of Borrower, if any;
(c)    subject to Section 5.1 and Section 5.2, all dividends, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the Collateral listed in clauses (a) and (b) above and all subscriptions, warrants, rights or options issued thereon or with respect thereto; and
(d)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.
Section 2.2.    Secured Obligations Secured.
(a)    The security interest created hereby in the Collateral secures the payment and performance of all Secured Obligations.
(b)    Without limiting the generality of the foregoing, this Agreement secures, as to each Restricted Person, the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Restricted Person to any Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Restricted Person or general principles of equity.
ARTICLE III

Representations and Warranties
Section 3.1.    Pledgor’s Representations and Warranties. Pledgor represents and warrants to the Secured Parties as follows:
(a)    Pledgor is duly organized, validly existing and, as applicable, in good standing under the Laws of its jurisdiction of organization, having all powers and authority required to carry on its business and enter into and carry out the transactions contemplated hereby. Pledgor is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein Collateral or a principal office of Pledgor is located except to the extent that the failure to do so could not reasonably be expected to cause a Material Adverse Change.
(b)    Pledgor has duly taken all action necessary to authorize the execution and delivery by it of this Agreement and to authorize the consummation of the transactions contemplated hereby, the performance of its obligations hereunder. Pledgor has duly authorized, executed and delivered this Agreement.
(c)    The execution and delivery by Pledgor of this Agreement, the performance by Pledgor of its obligations under this Agreement, and the consummation of the transactions contemplated hereby, does not and will not (a) contravene, conflict with or violate or result in a breach of any provision of (i) any Law applicable to it except to the extent that it could not reasonably be expected to cause a Material Adverse Change, (ii) the Organizational Documents of Pledgor, or (iii) any judgment, license, order or permit of any Governmental Authority applicable to or binding upon Pledgor, (b) result in the acceleration of any material Indebtedness owed by Pledgor, or (c) result in or require the creation of any Lien upon any assets or Properties of Pledgor except as expressly contemplated or permitted in the Loan Documents.

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(d)    This Agreement constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with this Agreement’s terms except as such enforcement may be limited by applicable bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.
(e)    Pledgor has and, subject to Dispositions not prohibited under the Credit Agreement, will have at all times the right, power and authority to grant to the Collateral Agent as provided herein a security interest in the Collateral, free and clear of any Lien, other than Permitted Liens. This Agreement creates a valid and binding security interest in favor of the Collateral Agent in the Collateral, securing the Secured Obligations.
(f)    None of the Collateral is now or will hereafter be held or maintained in the form of a Security Entitlement or credited to a Securities Account.
(g)    As of the date hereof, Pledgor is an entity of the type specified on Schedule 1 opposite its name and is organized under the Laws of the jurisdiction specified in such Schedule opposite its name, which is Pledgor’s location pursuant to the UCC. As of the date hereof and except as disclosed in Schedule 1, Pledgor has not conducted business during the one year period preceding the Closing Date except under the name in which it has executed this Agreement, which is the legal name of Pledgor pursuant to Pledgor’s Organizational Documents. Also set forth in Schedule 1 is the organizational identification number, if any, of Pledgor that is a registered organization.
(h)    Pledgor has good and valid title to the Collateral, free and clear of all Liens, except for the security interest created by this Agreement and any other Permitted Liens. Pledgor has not filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral or (ii) any assignment in which Pledgor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens and assignments permitted or not prohibited by the Credit Agreement.
(i)    This Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights or general principles of equity. In the case of (a) the Pledged Equity, when, to the extent such Pledged Equity membership interests are certificated, the certificates representing such Pledged Equity are delivered to the Collateral Agent accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify and (b) the other Collateral that can be perfected by the filing of financing statements under the UCC, when financing statements specified on Schedule 3 (which the Collateral Agent is authorized to file) are filed in the offices specified on Schedule 3, the security interest created under this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of Pledgor in such Collateral and the Proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person except Permitted Liens. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Documents.
(j)    Pledgor has independently and without reliance upon Collateral Agent or any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is or is to be a party, and Pledgor has established adequate means of obtaining from

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Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will have the means to satisfy itself with the business, condition (financial or otherwise), operations, and Properties of Borrower.
Section 3.2.    Representations and Warranties Applicable to Pledged Equity.
(a)    All units and other securities constituting Pledged Equity have been duly authorized and validly issued and, to the extent applicable, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person or of any agreement by which Pledgor or any issuer of Pledged Equity is bound.
(b)    As of the Closing Date, the Pledged Equity listed on Schedule 2 constitutes all Equity owned by Pledgor in Borrower. All endorsements, deliveries, notifications, and other actions required by Section 4.2(d)(i) and (ii) have been taken or will promptly be taken with respect to such Pledged Equity and all other Pledged Equity.
(c)    All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer or pledge of any Pledged Equity (or rights in respect thereof) have been paid.
(d)    No restriction, condition, option or right of first refusal exists with respect to the transfer, voting or capital of any Pledged Equity, except for restrictions and conditions set forth in the applicable Organizational Documents.
(e)    Except as disclosed on Schedule 2, neither Pledgor nor any issuer of Pledged Equity has any outstanding subscription agreement, option, warrant or convertible security outstanding or any other right outstanding pursuant to which any Person would be entitled to have issued to it units of ownership interest in any issuer of Pledged Equity owned by Pledgor.
(f)    Schedule 2 correctly and completely reflects all Pledged Equity owned by Pledgor as of the date hereof, and Schedule 2 accurately sets forth the percentage of each class or series of Equity issued by the issuer of such Pledged Equity that is held by Pledgor as of the date hereof.
(g)    Schedule 2 sets forth all operating, management, voting and shareholder agreements (other than the Organizational Documents of the applicable issuer) to which Pledgor is a party or by which it is bound that relate to Pledged Equity as of the date hereof and a correct and complete copy of each such operating, management, voting and shareholder agreement has been delivered to counsel for the Collateral Agent.
(h)    Neither Pledgor nor, to Pledgor’s knowledge, any other holder of Equity issued by any issuer of Pledged Equity has issued or received notice of default under any agreement relating to Pledged Equity.
(i)    Neither the execution, delivery nor performance of this Agreement nor the exercise of any right or remedy of the Collateral Agent hereunder will cause a default under any agreement in respect of Pledged Equity or otherwise adversely affect or diminish any Pledged Equity.
(j)    Pledgor’s rights under any agreement in respect of Pledged Equity are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights or general principles of equity.

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ARTICLE IV

Covenants and Limitations
Section 4.1.    Pledgor’s Covenants. Pledgor will, so long as this Agreement shall be in effect, perform and observe the following:
(a)    Without limitation of any other covenant herein, Pledgor shall not cause or permit any change in its name, type of organization or any change to its jurisdiction of organization, unless it shall have:
(i)    notified the Collateral Agent of such change prior to the effective date of such change (or such other date as the Collateral Agent may agree to); and
(ii)    taken all action reasonably requested by the Collateral Agent (under the following subsection (b) or otherwise) for the purpose of further confirming and protecting the Collateral Agent’s security interest and rights in the Collateral under this Agreement and the perfection and priority thereof (subject to Permitted Liens).
(b)    Pledgor will maintain and preserve its legal existence, legal form and the power and authority to conduct its business, including its material rights and franchises, in full force and effect.
(c)    Pledgor will, from time to time reasonably requested by the Collateral Agent, promptly execute, acknowledge, deliver and cause to be filed all further instruments, agreements, filings and registrations, and take all further action, in order:
(i)    to confirm and validate this Agreement and the Collateral Agent’s rights and remedies with respect to the Collateral of Pledgor hereunder;
(ii)    to correct any error or omission (as reasonably requested by the Collateral Agent) in the description herein of the Secured Obligations or the Collateral of Pledgor;
(iii)    to perfect, register and protect the security interest and rights created or purported to be created hereby or to maintain in rank the priority of such security interests and rights (subject to Permitted Liens) in the Collateral;
(iv)    to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder; or
(v)    otherwise to give the Collateral Agent the full benefits of the rights and remedies described in or granted under this Agreement.
In connection with the foregoing, Pledgor will, whenever reasonably requested by the Collateral Agent:
(A)    execute and file any financing statement or continuation statement or other filing or registration relating to the Collateral Agent’s security interest in the Collateral of Pledgor and rights hereunder, and any amendment thereto;
(B)    mark its books and records relating to any Collateral of Pledgor to reflect that such Collateral is subject to this Agreement and the security interests hereunder; and

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(C)    use commercially reasonable efforts to defend the Collateral Agent’s title to the Collateral against all Persons and to defend the security interest of the Collateral Agent and the priority thereof against any Lien other than Permitted Liens.
(d)    Pledgor shall not take any action that would, or fail to take any action if such failure would, impair in any material respect the enforceability, perfection or priority (subject to Permitted Liens) of the Collateral Agent’s security interest in any Collateral of Pledgor.
Section 4.2.    Covenants Applicable to Pledged Equity.
(a)    If Pledgor shall at any time hold or acquire any Certificated Security evidencing the Collateral, including the certificates representing or evidencing Equity, Pledgor will endorse, assign, and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank within the time period and subject to the conditions set forth in Section 4.1(a)(ii)(B) of the Credit Agreement and, in the case of Equity obtained after the date thereof, promptly and as the Collateral Agent may from time to time specify.
(b)    If any Security that is Collateral is now or hereafter acquired by Pledgor and is uncertificated and is issued to Pledgor or its nominee directly by the issuer thereof, Pledgor will promptly notify the Collateral Agent of such issuance and, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, cause the issuer thereof to agree to comply with instructions from the Collateral Agent as to such Security, without further consent of Pledgor or such nominee, or take such other action as the Collateral Agent may reasonably approve in order to perfect the Collateral Agent’s security interest in such security.
(c)    Pledgor shall not permit any Pledged Equity issued by it that is a General Intangible to become Investment Property without having taken any action reasonably required by the Collateral Agent to maintain the Lien of the Collateral Agent in such Pledged Equity.
(d)    Pledgor shall not:
(i)    adjust, settle, compromise, amend or modify in any material respect any right in respect of any Pledged Equity or any material agreement relating thereto;
(ii)    permit the creation of any additional Equity in any issuer of Pledged Equity, unless immediately upon creation the same is pledged to the Collateral Agent pursuant hereto to the extent necessary to give the Collateral Agent a security interest (subject to Permitted Liens) in such Pledged Equity after such creation that is in the aggregate at least the same percentage of such Pledged Equity as was subject hereto before such issue, whether such additional interest is presently vested or will vest upon the payment of money or the occurrence or nonoccurrence of any other condition; or
(iii)    enter into any agreement, creating, or otherwise permitting to exist, any restriction or condition upon the transfer or exercise of any rights in respect of any Pledged Equity, including any restriction or condition upon the transfer, voting or control of any Pledged Equity, except for any such restrictions existing on the Closing Date in Organizational Documents and in any operating, management, voting or shareholder agreement with any other holder of such Pledged Equity; provided that a copy of such operating, management, voting or shareholder agreement has been delivered to Collateral Agent or its counsel.
(e)    To the extent that the Collateral Agent has the right pursuant to the foregoing provisions of this Section 4.2 to give entitlement orders or instructions or directions to any issuer,

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securities intermediary or commodity intermediary or to withhold its consent to the exercise of any withdrawal or trading rights by Pledgor, the Collateral Agent agrees with Pledgor that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or trading rights by Pledgor, unless an Event of Default has occurred and is continuing.
Section 4.3.    Covenants Applicable to Specified Types of Collateral. For so long as this Agreement remains in effect but subject to Section 4.4 below, Pledgor will, promptly upon reasonable request by the Collateral Agent, deliver to the Collateral Agent all Instruments included in the Collateral. All such Instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery with any necessary endorsement or shall be accompanied by fully executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent, provided that, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall, promptly upon reasonable request of such Grantor and at such Grantor’s expense, make appropriate arrangements for making any Instrument previously delivered by such Grantor to the Collateral Agent available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Collateral Agent, against a trust receipt or like document).
Section 4.4.    Limitations on Perfection of Specified Types of Collateral. Notwithstanding anything to the contrary in this Article IV or otherwise in this Agreement or any other Loan Document, Pledgor shall not be required to take any action (other than the delivery of “all asset” UCC financing statements) with respect to the perfection of liens on or security interests in Limited Perfection Collateral.
ARTICLE V

Voting and Distribution Rights in Respect of Pledged Equity
Section 5.1.    Voting Rights. Unless and until the occurrence and continuance of an Event of Default, Pledgor shall be entitled to exercise all voting and other rights and powers relating or pertaining to the Pledged Equity of Pledgor or any part thereof for any purpose; provided that Pledgor shall not exercise or refrain from exercising any such right if such action would reasonably be expected to materially impair the Secured Parties’ interest therein or the value thereof or would conflict in any material respect with or result in the violation of any material provision of this Agreement or the Loan Documents.
Section 5.2.    Dividend Rights While No Event of Default Exists. Unless and until the occurrence and continuance of an Event of Default, Pledgor shall be entitled to receive, retain, further distribute and otherwise use (at Pledgor’s discretion) all dividends, interest and other Distributions paid or otherwise made in respect of the Pledged Equity owned by it if and to the extent that the payment thereof is not otherwise prohibited by the Loan Documents; provided that except as otherwise permitted by the Credit Agreement:
(a)    all dividends, interest and other Distributions paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Pledged Equity;
(b)    all dividends and other Distributions paid or payable in cash in respect of any such Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus; and

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(c)    all cash paid, payable or otherwise distributed in redemption of, or in exchange for, any such Pledged Equity, shall be, and shall be promptly delivered to the Collateral Agent to hold as, Collateral and shall be, if received by Pledgor, (i) received in trust for the benefit of the Collateral Agent, (ii) segregated from the other property, or (iii) funds of Pledgor and promptly delivered to the Collateral Agent as Pledged Equity in the same form as so received (with any necessary indorsement).
Section 5.3.    Actions by Collateral Agent. The Collateral Agent will execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to receive the benefits of Section 5.1 above and to receive the dividends, interest payments or other Distributions that it is authorized to receive and retain pursuant to Section 5.2 above.
Section 5.4.    Rights While an Event of Default Exists. Upon the occurrence and during the continuance of an Event of Default (except as otherwise provided in the Credit Agreement):
(a)    All rights of Pledgor to receive the dividends, interest and other Distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.2 shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Equity such dividends, interest and other Distributions.
(b)    All dividends, interest and other Distributions that are received by Pledgor contrary to subsection (a) above shall be (i) received in trust for the benefit of the Collateral Agent, (ii) segregated from other funds of Pledgor, and (iii) promptly paid over to the Collateral Agent as Pledged Equity in the same form as so received (with any necessary indorsement).
ARTICLE VI

Remedies, Powers and Authorizations
Section 6.1.    Normal Provisions Concerning the Collateral.
(a)    Pledgor irrevocably authorizes the Collateral Agent at any time and from time to time to file, without the signature of Pledgor, in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that:
(i)    describe the Collateral in substantially the same manner as described herein or as the Collateral Agent reasonably determines to be necessary or appropriate to perfect the security interests under this Agreement; and
(ii)    contain any other information required for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Pledgor is an organization, the type of organization and any organization identification number issued to Pledgor. Pledgor will furnish any such information to the Collateral Agent promptly upon request.
(b)    Pledgor appoints the Collateral Agent as Pledgor’s attorney in fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement including any action or instrument:

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(i)    to obtain and adjust any insurance required to be paid to the Collateral Agent pursuant hereto;
(ii)    to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof;
(iii)    to sign the name of Pledgor on any invoice or bill of lading relating to any of the Collateral;
(iv)    to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral;
(v)    to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes;
(vi)    to ask for, demand, collect, sue for, recover, compound, receive, give acquittance and receipts for and give discharges and releases of moneys due and to become due under or in respect of any Collateral of Pledgor;
(vii)    to receive, indorse and collect any drafts or other Instruments or Documents;
(viii)    to enforce any obligations included in the Collateral of Pledgor; and
(ix)    to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any Collateral of Pledgor or otherwise to enforce the rights of Pledgor or the Collateral Agent with respect to any Collateral of Pledgor.
Such power of attorney and proxy are coupled with an interest, are irrevocable, and are to be used by the Collateral Agent solely following the occurrence and during the continuation of an Event of Default for the sole benefit of the Secured Parties.
(c)    If any Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent may, following the occurrence and during the continuation of an Event of Default, but shall have no obligation to, itself perform, or cause performance of, such agreement or obligation.
(d)    The Collateral Agent shall have the right, at any time following the occurrence and during the continuation of an Event of Default and upon not less than 3 Business Days’ prior written notice to Pledgor, to register in the name of the Collateral Agent or any of its nominees the Pledged Equity, subject only to the voting rights retained pursuant to Section 5.1.
(e)    Anything herein to the contrary notwithstanding:
(i)    Pledgor shall remain liable to perform all duties and obligations under the agreements included in the Collateral of Pledgor to the same extent as if this Agreement had not been executed;

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(ii)    the exercise by the Collateral Agent of any right hereunder shall not release Pledgor from any duty or obligation under any agreement included in the Collateral of Pledgor; and
(iii)    no Secured Party shall have any obligation or liability under the agreements included in the Collateral by reason of this Agreement, any other Loan Document or any other document, nor shall any Secured Party be obligated to perform any duty or obligation of Pledgor thereunder or take any action to collect or enforce any claim for payment assigned hereunder.
Section 6.2.    Event of Default Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent may from time to time in its discretion, without limitation and without notice except as expressly provided below:
(a)    exercise in respect of the Collateral, in addition to any other right and remedy provided for herein, under the other Loan Documents, or otherwise available to it, all the rights and remedies of the Collateral Agent on default under the UCC and any other applicable Law, including the right, to the fullest extent permitted by law, upon not less than 3 Business Days’ prior written notice to Pledgor, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);
(b)    require Pledgor to promptly assemble all or part of the Collateral of Pledgor as directed by the Collateral Agent and make it (together with all books, records and information of Pledgor relating thereto) available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;
(c)    prior to the Disposition of any Collateral:
(i)    to the extent permitted by applicable Law, enter, with or without process of law and without breach of the peace, any premises owned by Pledgor where any Collateral is or may be located, and without charge or liability to the Collateral Agent seize and remove such Collateral from such premises; and
(ii)    have access to and use Pledgor’s books, records, and information relating to the Collateral of Pledgor.
(d)    reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;
(e)    Dispose of, at its office, on the premises of Pledgor or elsewhere, any Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (but that the sale of any Collateral shall not exhaust the Collateral Agent’s power of sale, and sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any Collateral;
(f)    to the extent permitted by applicable Law, buy (or allow any Secured Party to buy and/or credit bid) Collateral, or any part thereof, at any public sale;
(g)    to the extent permitted by applicable Law, buy (or allow any Secured Party to buy and/or credit bid) Collateral, or any part thereof, at any private sale if any Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations;

    12    [Pledge Agreement]

(h)    apply by appropriate judicial proceedings in accordance with applicable Law for appointment of a receiver for the Collateral, or any part thereof, and Pledgor consents to any such appointment;
(i)    comply with any applicable state or federal Law requirement in connection with a Disposition of Collateral and such compliance shall not be considered to affect adversely the commercial reasonableness of any sale of Collateral;
(j)    sell Collateral without giving any warranty, with respect to title or any other matter;
(k)    notify (or to require Pledgor to notify) any and all obligors under any Instrument or other right to payment included in the Collateral of Pledgor of the assignment thereof to the Collateral Agent under this Agreement and to direct such obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to the Collateral Agent and, upon such notification and to the extent permitted by Law, to enforce collection of any such Instrument or other right to payment and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Pledgor could have done. After Pledgor receives notice that the Collateral Agent has given (or after the Collateral Agent has required Pledgor to give) any notice referred to above in this subsection:
(i)    all amounts and proceeds (including instruments and writings) received by Pledgor in respect of any Instrument or other right to payment included in the Collateral of Pledgor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be, at the Collateral Agent’s discretion, either:
(A)    held as cash collateral and released to Pledgor upon the remedy of all Events of Default; or
(B)    while an Event of Default is continuing, applied as specified in Section 6.3; and
(ii)    Pledgor shall not adjust, settle or compromise the amount or payment of any Instrument or other right to payment included in the Collateral of Pledgor or release wholly or partly any account debtor or obligor thereon or allow any credit or discount thereon; and
(l)    give any entitlement order, instruction or direction in respect of any Investment Property of Pledgor to any issuer, securities intermediary, or commodity intermediary, and to withhold its consent to the exercise of any withdrawal rights or trading rights by Pledgor.
To the extent notice of sale shall be required by Law with respect to Collateral of Pledgor, at least 10-days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; provided that, if the Collateral Agent fails in any respect to give such notice, its liability for such failure shall be limited to the liability (if any) imposed on it under the UCC or other applicable Law. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

    13    [Pledge Agreement]

Section 6.3.    Application of Proceeds. If an Event of Default shall have occurred and is continuing, any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon any Collateral shall be applied as payment for Secured Obligations as set forth in Section 9.3 of the Credit Agreement.
Section 6.4.    Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 6.2 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, Pledgor shall not remain liable to the Secured Parties for any deficiency. Notwithstanding anything to the contrary in this Agreement, Pledgor shall not be personally liable for payments due hereunder or under any other Loan Document or for the performance of any obligation hereunder or thereunder. The recourse of the Secured Parties for satisfaction of the obligations of Pledgor hereunder shall be against the Collateral to the extent provided in this Agreement; provided that:
(a)    nothing herein shall (i) constitute a waiver, release or discharge of any obligations of the Restricted Persons or (ii) limit or otherwise prejudice in any way the right of the Collateral Agent to proceed against any Restricted Person in accordance with the terms of the other Loan Documents;
(b)    nothing herein shall limit or otherwise prejudice in any way the right of the Collateral Agent to proceed against Pledgor with respect to the Collateral (including naming Pledgor as a defendant in a suit if necessary or advisable to foreclose upon or otherwise exercise remedies against any Collateral securing the Secured Obligations); and
(c)    the limitations of liability set forth in this Section 6.4 shall not apply to Pledgor if and to the extent that Pledgor commits any fraud, gross negligence, or willful misconduct or acts in bad faith.
Section 6.5.    Private Sales of Pledged Equity. The Secured Parties may deem it impracticable to effect a public sale of the Pledged Equity and may determine to make one or more private sales of such Pledged Equity to a restricted group of purchasers that will be obligated to agree, among other things, to acquire the same for their own account, for investment and not with a view to the distribution or resale thereof. Any such private sale may be at a price and on other terms less favorable to the seller than the price and other terms that might have been obtained at a public sale. Any such private sale nevertheless shall be upon not less than three Business Days prior written notice to Borrower and to the extent permitted by applicable Law shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale, and neither the Collateral Agent nor any other Secured Party shall have any obligation to delay sale of any such Pledged Equity for the period of time necessary to permit their registration for public sale under the Securities Act. Any offer to sell any such Collateral that has been:
(i)    publicly advertised on a bona-fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or
(ii)    made privately in the manner described above to not less than 5 bona-fide offerees, shall be deemed to involve a “public disposition” under Section 9.610(c) of the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and any Secured Party may bid and/or credit bid for such Collateral.

    14    [Pledge Agreement]

Section 6.6.    Non-Judicial Remedies. In granting to the Collateral Agent the power to enforce its rights hereunder without prior judicial process or judicial hearing, to the extent permitted by applicable Law, Pledgor waives, renounces and knowingly relinquishes any legal right that might otherwise require the Collateral Agent to enforce its rights by judicial process and confirms that such remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. The Collateral Agent may, however, in its discretion, resort to judicial process.
Section 6.7.    Limitation on Duty of the Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.
Section 6.8.    Appointment of Other Agents(a)    . At any time, pursuant to Section 10.5 of the Credit Agreement, the Collateral Agent may appoint any bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Collateral Agent, with such power and authority as may be necessary for the effective operation of the provisions hereof and may be specified in the instrument of appointment.
ARTICLE VII

Miscellaneous
Section 7.1.    Notices. Any notice or communication required or permitted hereunder shall be given in writing or by electronic transmission, sent in the manner provided in the Credit Agreement, if to the Collateral Agent, to the address set forth in the Credit Agreement and, if to Pledgor, to the address specified opposite its name on Schedule 1, or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given as provided in the Credit Agreement for notices given thereunder.
Section 7.2.    Amendments and Waivers. No amendment of this Agreement shall be effective unless it is in writing and signed by Pledgor to be bound thereby and the Collateral Agent, and no waiver of this Agreement or consent to any departure by Pledgor herefrom shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for that given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals required in the Credit Agreement.
Section 7.3.    Preservation of Rights. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by Law or otherwise.

    15    [Pledge Agreement]

Section 7.4.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 7.5.    Survival. Each representation and warranty, covenant and other obligation of Pledgor herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Loan Document and the creation of the Secured Obligations until termination of each Lender’s Commitment and payment in full of all Obligations (other than contingent indemnification obligations not yet due and payable) and cash collateralization (or such other arrangement acceptable to Borrower and the applicable Lender Counterparty) of Lender Swap Obligations.
Section 7.6.    Binding Effect and Assignment. This Agreement shall:
(a)    be binding on Pledgor and its successors and permitted assigns, and
(b)    inure, together with all rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, permitted transferees and permitted assigns.
Without limiting the generality of the foregoing, the Collateral Agent and any other Secured Party may (subject to the limitations set forth in the Credit Agreement) pledge, assign or otherwise transfer any right under this Agreement to any other Person, and such other Person shall thereupon become vested with all benefits in respect thereof granted herein or otherwise. Except as provided pursuant to Section 7.7(a)(i), no right or duty of Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent.
Section 7.7.    Release of Collateral; Termination.
(a)    Upon any sale, transfer or other Disposition of any Collateral of Pledgor in accordance with and permitted by the Loan Documents, the Collateral Agent will execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence the release of such Collateral from the assignment and security interest granted hereby and such Liens in favor of the Collateral Agent granted thereon; provided that (i) the Person to acquire such Collateral shall be become a party to this Agreement or otherwise pledge such Collateral to the Collateral Agent on terms substantially similar to those herein and acceptable to the Collateral Agent and (ii) Pledgor shall have delivered to the Collateral Agent, at least 5 Business Days prior to the date of the proposed release (or such later date as the Collateral Agent may approve), a written request for release describing the Collateral to be released, together with a certification by Pledgor stating that such transaction is in compliance with the terms of all of the Loan Documents and that the proceeds of such Collateral will be applied in accordance with the terms of the Loan Documents, if applicable (on which certification the Collateral Agent shall be entitled to rely without further inquiry).
(b)    After termination of each Lender’s Commitment and payment in full of all Obligations (other than contingent indemnification obligations not yet due and payable) and cash collateralization (or such other arrangement acceptable to Borrower and the applicable Lender Counterparty) of Lender Swap Obligations, this Agreement and the security interest created hereby (and thereby) shall terminate, all rights in the Collateral shall revert to Pledgor, and the Collateral Agent, at Pledgor’s request, will:

    16    [Pledge Agreement]

(i)    return to Pledgor all of Pledgor’s Collateral in the Collateral Agent’s possession as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and
(ii)    execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.
Pledgor is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection with this Agreement without the prior written consent of the Collateral Agent, subject to Pledgor’s rights under Sections 9.509(d)(2) and 9.518 of the UCC, this Section 7.7 and Section 7.8. Notwithstanding the foregoing, Sections 6.6 and 7.8 shall survive the termination of this Agreement.
Section 7.8.    Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.
(a)    The terms of Sections 11.7 and 11.10 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
(b)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.3 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
Section 7.9.    Final Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS. THE PARTIES HERETO AGREE THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
Section 7.10.    Counterparts; Facsimile. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement may be validly delivered by facsimile or other electronic transmission of an executed counterpart of the signature page hereof.
Section 7.11.    Acceptance by the Collateral Agent; Miscellaneous.
(a)    By its acceptance of the benefits hereof, the Collateral Agent and the Secured Parties shall be deemed to have agreed to be bound hereby and to perform any obligation on their part set forth herein.
[The remainder of this page is intentionally left blank.]

    17    [Pledge Agreement]

IN WITNESS WHEREOF, Pledgor has executed and delivered this Agreement as of the date first-above written.
OPAL FUELS PARENT HOLDCO 3 LLC
By: /s/ Ann Anthony
Name: Ann Anthony
Title: Chief Financial Officer

        [Signature Page To Pledge Agreement]

BANK OF AMERICA, N.A., as Collateral Agent
By: /s/ Teresa Weirath
 Name: Teresa Weirath
Title: Vice President
        [Signature Page To Pledge Agreement]

SCHEDULE 1
to
PLEDGE AGREEMENT
Address for Notices and Jurisdiction of Organization

Pledgor	Type of Organization	Jurisdiction of Organization	Organizational ID Number
OPAL Fuels Parent HoldCo 3 LLC	Limited Liability Company	Delaware	7624633

Address for Notices:

OPAL Fuels Parent HoldCo 3 LLC
One North Lexington Avenue
Suite 1450
White Plains, NY 10601
Attention: Tom Plant
Telephone: 914-421-4915
Facsimile: 914-421-0052
Electronic Mail: tplant@opalfuels.com

With a copy to:

OPAL Fuels Parent HoldCo 3 LLC
One North Lexington Avenue
Suite 1450
White Plains, NY 10601
Attention: Ann Anthony
Telephone: 302-803-9012
Facsimile: 914-421-0052
Electronic Mail: aanthony@opalfuels.com

And

noticeofficer@opalfuels.com

Alternate names under which Pledgor has conducted business during the one year period preceding the Closing Date:
None.

    [Schedule 1 To Pledge Agreement Page 1]

SCHEDULE 2
to
PLEDGE AGREEMENT
EQUITY AGREEMENTS
Subscription agreements, options, warrants or convertible securities.
None.

    [Schedule 2 To Pledge Agreement Page 1]

EQUITY AND RELATED MATTERS
Pledged Equity

Issuer	Owner	Class of Membership Interests	Certificate(s) No(s).	Membership Interests %;
OPAL Fuels Intermediate HoldCo LLC	OPAL Fuels Parent HoldCo 3 LLC	N/A	N/A	100%

Operating/management/voting/shareholder agreements (other than Organizational Documents):
None.

    [Schedule 2 To Pledge Agreement Page 2]

SCHEDULE 3
to
PLEDGE AGREEMENT
PERFECTION MATTERS
    Filing of UCC-1 Financing Statements naming the following Persons as “Debtor” and the Collateral Agent as “Secured Party” in the following Jurisdictions:

Debtor	Filing Office	Filing Jurisdiction
OPAL Fuels Parent HoldCo 3 LLC	Secretary of State for the State of Delaware	Delaware

    [Schedule 3 To Pledge Agreement Page 1]